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                                                                      EXHIBIT 11



                      COTTON STATES LIFE INSURANCE COMPANY
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


The following computations set forth the calculations of basic and diluted net income per common share and common share equivalents for the three-month period ended March 31, 2000 and 1999.



                                                 BASIC             DILUTED
                                                 INCOME            INCOME
                                                 PER SHARE         PER SHARE
                                                 ---------         ---------


For the three months ended March 31, 2000
  Net income                                     $1,523,615        1,523,615
                                                 ==========        =========
Weighted average number of common
  shares outstanding                              6,346,448        6,346,448
Common share equivalents resulting
  from: dilutive stock options                           --               --
        restricted stock                                 --          117,727
                                                 ----------        ---------
Adjusted weighted average number
  of common and common equivalent
  shares outstanding                              6,346,448        6,467,157
                                                 ==========        =========

      Net income per common share                      0.24             0.24
                                                 ==========        =========



For the three months ended March 31, 1999
      Net income                                  1,207,422        1,207,422
                                                 ==========        =========
Weighted average number of common
  shares outstanding                              6,368,462        6,368,462

Common share equivalents resulting
    from: dilutive stock options                         --           56,783
          restricted stock                               --           78,019
                                                 ----------        ---------
Adjusted weighted average number
    of common and common equivalent
    shares outstanding                            6,368,462        6,503,244
                                                 ==========        =========

      Net income per common share                      0.19             0.19
                                                 ==========        =========